STATE OF ALABAMA
CALHOUN COUNTY

                                   LEASE AGREEMENT

     This lease agreement is made and entered into on November 18, 1994, by and between CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL, a public corporation, ("Lessor"), and UNITED DEFENSE LP, a Delaware partnership, ("Lessee").

                 ARTICLE 1. DEMISE, DESCRIPTION, USE, TERM, AND RENT

     Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, that certain property, hereinafter called the "leased premises", situated in the City of Anniston, Calhoun County, Alabama, and described as follows:

                          SEE ATTACHED PROPERTY DESCRIPTION

commencing on June 1, 1994, and ending on May 31, 1998 for the rent payable as specified in Article 2.

                                   ARTICLE 2. RENT

                                     MINIMUM RENT

     2.01. Lessee shall pay Lessor at P.O. Box 2283, Anniston, AL 36202, or at such other place as the Lessor shall designate from time to time in writing, as rent for the leased premises, as follows:

     (a) Twenty Thousand Eight Hundred Thirty-three and 33/100 ($20,883.33) per month, payable on the first day of each month during the term of this Lease.

                     EFFECT OF DEFAULT IN RENT AND OTHER PAYMENTS

     2.02. If Lessee defaults in the payment of any installment of rent hereunder, such installment shall bear interest at the rate of 12 percent per annum from the day it is due until actually paid. In like manner, all other obligations, benefits, and moneys which may become due to Lessor from Lessee under the terms hereof, or which are paid by Lessor because of Lessee's default hereunder, shall bear interest at the rate of 12 percent per annum from the due date until paid, or, in the case of sums paid by Lessor, because of Lessee's default hereunder, from the date such payments are made by Lessor until the date Lessor is reimbursed by Lessee therefor.

                           ARTICLE 3. TAXES AND ASSESSMENTS

                  ADDITIONAL RENT - PAYMENTS IN LIEU OF SCHOOL TAXES

     3.01. (a) Lessor and Lessee acknowledge that, under present law, the leased premises, so long as it is owned by the Lessor is exempt from ad valorem taxation by the State of Alabama or any other political or taxing subdivision thereof, including Calhoun County. Nonetheless, the Lessee hereby agrees to make annual additional rent payments to the Anniston City School System and the Calhoun County School System in amounts equal to the respective ad valorem school systems. Such annual payments shall be due on December 31, 1994 and on each December 31 thereafter so long as the Lease remains in effect. The amount of each such annual payment shall be determined by the Tax Assessor of Calhoun County, Alabama. Lessor shall provide the Lessee with written notice of the amount of each such annual payment at least thirty (30) days prior to the due date thereof.

Lessor acknowledges that the obligation of the Lessee to make the payment of additional rent provided for in this section is conditioned upon the Leased premises remaining exempt from ad valorem taxation throughout the period of time to which such payment is referable. If, as a result of a change in law prior to the termination of this Lease Agreement, the Leased premises become subject to ad valorem taxes, the Lessee shall pay such taxes as additional rent.

                                 HOLD HARMLESS CLAUSE

     3.02. Lessee agrees to and shall protect and hold harmless Lessor and the leased premises for liability for any and all personal property taxes, personal property assessments, and personal property charges, together with any interest, penalties, or other sums thereby imposed, and from any sale or other proceeding to enforce payment thereof. This section is for the benefit of the parties hereto and is not given to protect third parties.

                      SEPARATE ASSESSMENTS OF PERSONAL PROPERTY

     3.03. During the term hereof, Lessee shall cause all taxes, assessments, and other charges levied on or imposed on any of its personal property situated in, on or about the leased premises to be levied on Lessee.

                                    TAXES EXCLUDED

     3.04. Nothing herein contained requires, or shall be construed to require, Lessee (or any of its subtenants) to pay any property, gift, estate, inheritance, or other tax assessed against Lessor or its heirs or successors and assigns, or any income or other tax, assessment, charge, or levy on the rent payable by Lessor under this lease.

                           ARTICLE 4. INSURANCE

     4.01. Lessee agrees to and shall, within seven (7) days from the date hereof, secure from a good and responsible company or companies doing insurance business in the State of Alabama and maintain during the entire term of this lease, the following insurance coverage:

     (1) Public liability insurance in the minimum amount of One Million and 00/100 Dollars ($1,000,000.00) for loss from an accident resulting in bodily injury to or death of persons, and One Million and 00/100 Dollars
($1,000,000.00) for loss from an accident resulting in damage to or destruction of property; and umbrella insurance coverage in the amount of an additional One Million and 00/100 Dollars ($1,000,000.00).

     (2) Fire and extended coverage insurance on Lessee's fixtures, goods, wares, and merchandise in or on the leased premises, with coverage in an amount of not less than its full replacement value.

     4.02. Lessor agrees to and shall, within seven (7) days from the date hereof, secure from a good and responsible company or companies doing insurance business in the State of Alabama and maintain during the entire term of this lease, the following insurance coverage:

     (1) Fire and extended coverage insurance in an amount of not less than 100% of the value of the leased premises and other improvements on the leased premises, provided that insurance in that percentage can be obtained, and, if not, then to the highest percentage that can be obtained less than the said 100%, but in no event will said coverage be less than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

     (2) In the event that Lessor shall cause any work on the leased premises to be done pursuant to the provisions of this Article 4, before said work shall commence, it shall secure public liability insurance in the minimum amount of One Million and 00/100 Dollars ($1,000,000.00) for loss from an accident resulting in bodily injury to or death of persons, and One Million and 00/100 Dollars ($1,000,000.00) for loss from an accident resulting in damage to or destruction of property; and umbrella insurance coverage to aggregate at least an additional One Million and 00/100 Dollars ($1,000,000.00).

                                 ADDITIONAL INSUREDS

     4.03. Lessor and Lessee agree that the other shall be named as an additional insured on the aforementioned policies of insurance with respect to this lease only.

                                  PROOF OF COVERAGE

     4.04. Lessee and Lessor shall supply to each other appropriate certificates of insurance evidencing such insurance which shall be delivered to Lessor and Lessee.

                           PROTECTION AGAINST CANCELLATION

     4.05. Proof must also be given by Lessor and Lessee, pursuant to Paragraph 4.04, that each of the policies provided for in this article expressly provides that the policy shall not be canceled or altered without 10 days' prior written notice to the Lessor and Lessee.

                                  FAILURE TO SECURE

     4.06. If either party at any time during the term hereof should fail to secure or maintain the foregoing insurance, the other party shall be permitted to obtain such insurance in the defaulting party's name or as the agent of the defaulting party and shall be compensated by the defaulting party for the cost of the insurance premiums. The defaulting party shall pay the other party interest on paid insurance premiums at the rate of 12 percent per annum computed from the date written notice is received that the premiums have been paid.

                                       PROCEEDS

     4.07. Proceeds from any such policy or policies on the leased premises shall be payable to Lessor, who shall use such proceeds to make repairs as provided below.

                               FIRE AND CASUALTY DAMAGE

     4.08. If the building or other improvements on the leased premises should be damaged or destroyed by fire, flood, or other casualty, Lessee shall give immediate written notice thereof to Lessor.

                                     DESTRUCTION

     (1) If the building on the leased premises should be totally destroyed by fire, flood, tornado or other casualty or if it should be so damaged that rebuilding or repairs cannot reasonably be completed within one hundred (100) working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, this lease shall terminate and rent shall be abated for the unexpired portion of this lease, effective as of the date of said written notification.

                                    PARTIAL DAMAGE

     (2) If the building or other improvements on the lease premises should be damaged by fire, flood, or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred
(100) working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, this lease shall not terminate, but Lessor shall, if the casualty has occurred prior to the final six (6) months of the lease term at their sole cost and risk proceed forthwith to rebuild or repair such building and other improvements to substantially the same condition in which they existed prior to such damage. If the casualty occurs during the final six (6) months of the lease term, Lessor shall not be required to rebuild or repair such damage. If the building and other improvements are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted equitably. In the event that Lessor should fail to complete such rebuilding or repairs within one hundred (100) working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, Lessee may at its option terminate this lease by written notification at such time to Lessor, whereon all rights and obligations hereunder shall cease.

                                 ARTICLE 5. UTILITIES

     5.01. Lessee shall during the term hereof pay all charges for telephone, gas electricity, sewage, and water used in or on the leased premises and for the removal of rubbish therefrom immediately on becoming due and shall hold Lessor harmless from any liability therefor. Lessee further agrees to pay all charges for repairs to water meters on the leased premises whether necessitated by ordinary wear and tear, temperature extremes, accident, or any other causes. Such payments shall be made immediately on become due.

                            ARTICLE 6. WASTE AND NUISANCE

     6.01. Lessee shall not commit, or suffer to be committed, any waste on the leased premises, nor shall he maintain, commit, or permit the maintenance or commission of any nuisance on the leased premises or use the leased premises for any unlawful purpose.

                         ARTICLE 7. REPAIRS AND MODIFICATIONS

                         LESSEE'S DUTY TO REPAIR AND MAINTAIN

     7.01. Lessee agrees to keep the leased premises in good order and repair, reasonable wear and tear (and damage by accident, fire, or other casualty not resulting from Lessee's negligence) excepted. Lessee further agrees to keep the leased premises clean, and to repair or replace all broken or damaged doors, windows, plumbing fixtures and pipes, floors, stairways, railings, or other portions of the leased premises. Lessee also agrees to maintain the facilities appurtenant to the leased premises, including entryways and awnings. Lessee shall keep the said pavements and appurtenances free of ice and snow and trash and expressly agrees to assume sole liability for accidents alleged to have been caused by their defective condition. Lessee will not burn any trash of any kind in or about the building, nor keep or display any merchandise or otherwise obstruct he sidewalks or areaways adjacent to the premises without the written consent of Lessor. Lessee shall not use or permit the use of any portion of said premises as sleeping apartments or lodging rooms. Lessors shall maintain all pavement and curbing appurtenant to the leased premises. Lessee agrees to do all maintenance and make all repairs required by this paragraph in a good and workmanlike manner.

                  ARTICLE 8. ALTERATIONS, IMPROVEMENTS, AND FIXTURES

     8.01. Lessee shall have the right to improve, add to, or alter the leased premises and to install fixtures thereon with the written consent of Lessor; provided, however, that he shall not remove any such improvements, additions, alterations, or fixtures without the prior written consent of Lessor, and provided further, that on expiration or sooner termination of this lease, all improvements, including fixtures and any addition, alterations, or repair to the premises placed on or made to the premises by Lessee during the term hereof, shall revert to and become the absolute property of Lessor, free and clear of any and all claims against them by Lessee or any third person, and Lessee hereby agrees to hold Lessor harmless from any claims that may be made against such improvements by any third persons. Lessor shall not unreasonably withhold his consent for Lessee to make nonstructural alterations, additions, and improvements. PROVIDED, HOWEVER, that Lessee shall be permitted to remove trade fixtures from the leased premises at any time during the term hereof or within ten (10) days after the expiration or sooner termination of this lease and not otherwise if such removal of trade fixtures can be effected without injury to the leased premises and if any such trade fixture shall not have become, by the manner in which it is affixed, an integral part of the leased premises.

     8.02. Lessee shall have the right to erect signs on any portion of the leased premises, including, but not limited to, the exterior walls of the building, subject to applicable laws and deed restrictions. Lessee shall remove all signs at the termination of this lease, and shall repair any damage and close any holes caused by such removal.

                             ARTICLE 9. QUIET POSSESSION

                             COVENANT OF QUIET POSSESSION

     9.01. Lessor shall, on the commencement date of the term of this Lease as hereinabove set forth, place Lessee in quiet possession of the leased premises and shall secure him in the quiet possession thereof against all persons lawfully claiming the same during the entire lease term and each extension thereof.

                           COVENANT REGARDING ENCUMBRANCES

     9.02. (1) Lessor covenants that the leased premises are not subject to any lien, claim, or encumbrance, except as hereinafter set forth, and that it is not in default or arrears in the making of any payment or the performance of any obligation relating to the leased premises.

     (2)       The leased premises are subject to the following:

     (a) Mortgage to South Trust Bank of Calhoun County, N.A. dated January 6th, 1994 in the amount of $1,500,000.00, and recorded in Book 1905, Page 83, in the Office of the Probate Judge of Calhoun County, Alabama.

                         ARTICLE 10. TERMINATION OR EXTENSION

                                   OPTION TO EXTEND

     10.01. Lessee is hereby granted and shall, if not at the time in default under this lease, have an option to extend the term of this Lease in five successive periods of one year each, but otherwise on the same terms, covenants, and conditions herein contained.

                               RENT FOR ADDITIONAL TERM

     10.02. The rent for each additional term, which Lessee agrees to pay on the same basis and in the same periodic installments as the original rent, shall be the greater of:

     (a) the amount of rent which was payable for the next preceding rental term, whether original or renewal; or

     (b) the rent due in the preceding subparagraph (a) multiplied by the Comparative Index and divided by the Base Index.

NOTE: for purposes of the above calculation, the term "Consumer Price Index shall mean the Consumer Price Index for all Urban Customers, All Cities, as determined by the United States Department of Labor, Bureau of Labor (1967 equals 100). The term "Comparative Index" shall mean the Consumer Price Index published for the month of January next preceding the month when LESSEE exercises its option to renew. The term "Base Index" shall mean the Consumer Price Index in effect for the month of January of the year in which the previous term began.

                                    HOW EXERCISED

     10.03. This option shall be exercised only by Lessee's delivering to Lessor in person or by United States certified mail on or before December 1st, 1997, written notice of its election to extend the term of this lease for the first one-year extension as herein provided; on or before December 1st, 1998, written notice of its election to further extend the term of this lease for the second one-year extension as herein provided; on or before December 1st, 1999, written notice of its election to further extend the term of this lease for the third one-year extension as herein provided; on or before December 1st 2001, written notice of its election to further extend the term of this lease for the fourth one-year extension as herein provided.

                                EFFECT OF HOLDING OVER

     10.04. In the event Lessee does not extend the term of this Lease as herein provided, and holds over beyond the expiration of the term hereof, such holding over shall be deemed a month-to-month tenancy only, at the rental of Thirty Thousand and 00/100 Dollars ($30,000.00) per month, payable on the 1st day of each and every month thereafter until the tenancy is terminated in a manner provided by law.

                          ARTICLE 11. SURRENDER OF PREMISES

     11.01. Lessee shall, without demand therefor and at his own cost and expense within fifteen (15) days after expiration or sooner termination of the term hereof or of any extended term hereof remove all property belonging to him and all alterations, additions, or improvements, and fixtures which by the terms hereof he is permitted to remove; repair all damage to the leased premises caused by such removal; and restore the eased premises to the condition they were in prior to the installation of the property so removed. Any property not so removed shall be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor.

                                      SURRENDER

     11.02. Lessee agrees to and shall, on expiration or sooner termination of the term hereof promptly surrender and deliver the leased premises to Lessor without demand therefor in good condition, ordinary wear and tear and damage by the elements, fire, or act of God, or by other cause beyond the reasonable control of Lessee excepted.

                               ARTICLE 12. CONDEMNATION

                                   ALL OF PREMISES

     12.01. If during the term of this lease or any extension or renewal thereof, all of the leased premises should be taken for any public or quasi-public use under any law, ordinance, or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective as of the date of the taking of said premises by the condemning authority.

                                       PARTIAL

     12.02. If less than all of the leased premises shall be taken for any public or quasi-public use under any law ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall not terminate but Lessor shall forthwith at their sole expense, restore and reconstruct the building and other improvements, situated on the leased premises, provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for the uses for which the premises are leased. The rent payable hereunder during the unexpired portion of this lease shall be adjusted equitably.

                                 ALLOCATION OF AWARDS

     12.03. Lessor and Lessee shall each be entitled to receive and retain such separate awards and portions of lump-sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this lease shall not affect the rights of the respective parties to such awards.

                          ARTICLE 13. DEFAULTS AND REMEDIES

     13.01.    If Lessee shall allow the rent to be in arrears more than ten
(10) days after written notice of such delinquency, or shall remain in default under any other condition of this lease for a period of ten (10) days after written notice from Lessor, or should any other person than Lessee secure possession of the premises, or any part thereof, by reasons of any receivership, bankruptcy proceedings, or other operation of law in any manner whatsoever, Lessor may at its option, without notice to Lessee, terminate this Lease and declare all rental payments to be made pursuant to this Lease immediately due and payable, or, in the alternative, Lessor may re-enter and take possession of said premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, and relet the premises or any part thereof, for all or any part of the remainder of said term, to a party satisfactory to Lessor, and at such monthly rental as Lessor may with reasonable diligence be able to secure. Should Lessor be unable to relet after reasonable efforts to do so, or should such monthly rental be less than the rental Lessee was obligated to pay under this lease, or any renewal thereof, plus the expense of reletting, then Lessee shall pay the amount of such deficiency to Lessor.

     It is expressly agreed that in the event of default by Lessee hereunder, Lessor shall have a lien upon all goods, chattels, or personal property of any description belonging to Lessee which are placed in, or become a part of, the leased premises, as security for rent due and to become due for the remainder of the current lease term, which lien shall not be in lieu of or in any way affect any statutory Lessor's liens given by law, but shall be cumulative thereto; and Lessee hereby grants to Lessor a security interest in all such personal property placed in said leased premises for such purposes. This shall not prevent the sale by Lessee of any merchandise in the ordinary course of business free of such lien to Lessor. In the event Lessor exercise the option to terminate the leasehold, and to re-enter and relet the premises as provided in the preceding paragraph, then Lessor may take possession of all of Lessee's property on the premises and sell the same at public or private sale after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, for cash or on credit, or for such prices and terms as Lessor deem best, with or without having the property present at such sale. The proceeds of such sale shall be applied first to the necessary and proper expense of removing, storing and selling such property, then to the payment of any rent due or to become due under this lease, with the balance, if any, to be paid to Lessee.

     All rights and remedies of Lessor under this lease shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

                                  DEFAULT BY LESSOR

     13.02. If Lessor default in the performance of any term, covenant, or condition required to be performed by them under this agreement, Lessee may elect either one of the following:

     (1) After not less than ten (10) days' notice to Lessor, Lessee may remedy such default by any necessary action, and in connection with such remedy may pay expenses and employ counsel; all reasonable sums expended or obligations incurred by Lessee in connection therewith shall be paid by Lessor to Lessee on demand, and on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct the costs and expenses thereof from rent subsequently becoming due hereunder; or

     (2) Elect to terminate this agreement on giving at least ten (10) days' notice to Lessor of such intention, thereby terminating this agreement on the date designated in such notice, unless Lessor shall have cured such default prior to expiration of the ten (10)-day period.

                           ARTICLE 14. INSPECTION BY LESSOR

     Lessee shall permit Lessor and their agents to enter into and upon the leased premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building.

                         ARTICLE 15. ASSIGNMENT AND SUBLEASE

                         ASSIGNMENT AND SUBLETTING BY LESSEE

     15.01. Lessee shall have the right without the prior written consent of Lessor to assign this Lease, and any interest therein, and to sublet the leased premises, or any part thereof, or any right or privilege pertinent thereto, provided each assignee assumes in writing all of Lessee's obligations under this Lease, and Lessee shall remain liable for each and every obligation under this Lease.

                                 ASSIGNMENT BY LESSOR

     15.02. It is understood that the Lessor contemplates assigning this Lease or mortgaging the equipment, and that the assignee may assign it. All rights of the Lessor under this Lease may be assigned, pledged mortgaged, transferred, or otherwise disposed of, either in whole or in part, without notice to the Lessee. If the Lessor assigns this Lease or the rentals due or to become due hereunder or any other interest herein, whether as security for any of its indebtedness or otherwise, no breach or default by the Lessor hereunder or pursuant to any other agreement between the Lessor or Lessee, should there be one, shall excuse performance by the Lessee of any provision hereunder. No such assignee shall be obligated to perform any duty, covenant, or condition required to be performed by the Lessor under the terms of this Lease.

                           SUBORDINATION TO FIRST MORTGAGE
                            NONDISTURBANCE AND ATTORNMENT

     15.03. This Lease shall be subordinate to the mortgage to SouthTrust Bank of Calhoun County, N.A. set out in Paragraphs 9.02(2)(a), and shall further become subordinate to any other mortgage of the entire fee interest of the leased premises if and when a nondisturbance agreement in accordance with the provisions of this paragraph is entered into in respect to such mortgage. such nondisturbance agreement shall be in recordable form between Lessee and the holder of such mortgage binding on such holder and on future holders of such mortgage which shall provide in substance that so long as this Lease shall be in effect:

     (a) all condemnation awards and proceeds of insurance shall be applied in the manner provided for in this Lease:

     (b) neither such holder nor future holder of such mortgage shall name or join Lessee as a party defendant of otherwise in any proceeding to enforce, nor will this Lease or the term hereof be terminated or Lessee's possession of the leased premises be disturbed (except as permitted by the provisions of this Lease) or otherwise affected, by the enforcement of any rights given to any holder of such mortgage, pursuant to the terms, covenants or conditions contained in such mortgage or any other documents held by any holder or any rights given to any holder as a matter of law; and

     (c) neither such mortgage nor any security instrument in connection therewith shall cover or be construed as subjecting to the lien thereof any trade fixtures, signs or other personal property at any time furnished or installed by Lessee of Lessee's subtenants or licensees on the leased premises, regardless of the manner of attachment thereof. Upon request of the holder of a mortgage to which this Lease becomes subordinate, Lessee shall execute, acknowledge and deliver to such holder an agreement to attorn to such holder as Lessor, is such holder becomes the Lessor hereunder, and not to make any payment of rent for a period of more than one month in advance.

     If the holder of any first mortgage of the entire fee interest of the leased premises requires that this Lease have priority over such mortgage, Lessee shall upon request of such holder, execute, acknowledge and deliver to such holder an agreement acknowledging such priority. Lessor shall cooperate fully with Lessee in obtaining a nondisturbance agreement from South Trust Bank, N.A., and any other holder of a mortgage on the leased premises.

                              ARTICLE 16.  MISCELLANEOUS

                                NOTICES AND ADDRESSES

     16.01. All notices provided to be given under this agreement shall be given by certified mail or registered mail, addressed to the proper party, at the following address:

     Lessor:        CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL

     With copy to:  Campbell & Hopkins
                    P.O. Box 2003
                    Anniston, AL  36202-2003
                    Attention:  James M. Campbell

     Lessee:        UNITED DEFENSE LP
                    P.O. Box 1030
                    Anniston, AL  36202

                                    PARTIES BOUND

     16.02. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

                                    APPLICABLE LAW

     16.03. This agreement shall be construed under and in accordance with the laws of the State of Alabama.

                                  LEGAL CONSTRUCTION

     16.04. In case any one or more of the provisions contained in this lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                            SOLE AGREEMENT OF THE PARTIES

     16.05. This lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter within it.

                                      AMENDMENT

     16.06. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto. NOTE: BOTH PARTIES ACKNOWLEDGE THAT A TRANSACTIONS CONTEMPLATED WHEREBY LESSOR WILL SELL APPROXIMATELY 11.25 ACRES OF THE LEASED PREMISES TO AYERS STATE TECHNICAL COLLEGE, AND WILL CONTEMPORANEOUSLY PURCHASE APPROXIMATELY 9.5 ACRES OF ADDITIONAL PROPERTY WHICH IT WILL INCLUDE AS PART OF THE LEASED PREMISES. LESSOR AND LESSEE AGREE TO EXECUTE ALL DOCUMENTS AND TO DO ALL OTHER NECESSARY ACTS TO ASSIST IN CLOSING OF SAID TRANSACTION SELLING THE 11.25 ACRES, AND TO AMEND THIS LEASE TO INCLUDE THE 9.5 ACRES AS PART OF THE LEASED PREMISES.


                            RIGHTS AND REMEDIES CUMULATIVE

     16.07. The rights and remedies provided by this lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

                                  WAIVER OF DEFAULT

     16.08. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

                                   ATTORNEY'S FEES

     16.09. In the event Lessor or Lessee breaches any of the terms of this agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorney's fees so incurred by such other party.

                                        EXCUSE

     16.10. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

                                   TIME OF ESSENCE

     16.11.    Time is of the essence of this agreement.

                                EXCULPATION OF LESSOR

     16.12. If Lessor shall convey title to the demised premises pursuant to a sale or exchange of property, the Lessor shall not be liable to Lessee or any immediate or remote assignee or successor of Lessee as to any act or omission from and after such conveyance.

     IN WITNESS WHEREOF, the undersigned Lessor and Lessee hereto execute this agreement as of the day and year first above written.

                         CALHOUN COUNTY ECONOMIC DEVELOPMENT

                         COUNCIL, Lessor


                         BY:    /s/ William R. Trammell
                              -----------------------------------------
                         ITS:   Chairman
                              -----------------------------------------

/s/ Connie E. Bryant
--------------------
WITNESS

                         UNITED DEFENSE LP, Lessee


                         BY:    /s/ Elmer Doty
                              -----------------------------------------
                         ITS:   Division Manager
                              -----------------------------------------

/s/ Linda J. Schwabe
--------------------
                              WITNESS

                                 PROPERTY DESCRIPTION

Commencing at the SW corner of the NW 1/4 of the SE 1/4 of Section 21, Township 16 South, Range 8 East; thence North 00 deg. 00 min. 45 sec. East a distance of
219.50 ft. to a point; thence South 89 deg. 14 min. East a distance of 25 ft. to the East right of way of Coleman Road and the point of beginning; thence North 00 deg. 00 min. 45 sec. East a distance of 940.5 ft. along said right of way to a point; thence South 89 deg. 14 min. East a distance of 1295.00 ft. to a point; thence South 00 deg. 00 min. 45 sec. West a distance of 1134.73 ft. to a point on the North right of way Electronics Drive; thence North 89 deg. 14 min. West along said right of way a distance of 1072.0 ft. to a point; thence North 23 deg. 56 min. West a distance of 214.12 ft. to a point; thence North 89 deg. 14 min. West a distance of 135.4 ft to the point of beginning.

Containing 32.2 acres, more or less, situated, lying and being in the NW 1/4 of the SE 1/4 of Section 21, Township 16 South, Range 8 East, Calhoun County, Alabama.

LESS AND EXCEPT:  Commencing at the SW corner of the NW 1/4 of the SE 1/4 of
Section 21, Township 16 South, Range 8 East; thence North along the half Section line a distance of 219.5 ft. to a point; thence East at right angles a distance of 25 ft. to a point; thence North and parallel to the half Section line a distance of 940.5 ft. to a point; thence in an Easterly direction at an interior angel of 89 deg. 15 min. a distance of 1295 ft. to the true point of beginning of the parcel herein described; thence in a Southerly direction at an interior angel of 90 deg. 45 min. a distance of 330 ft. to a point; thence in a Westerly direction at an interior angle of 89 deg. 15 min. a distance of 10 ft. to a point; thence in an Northerly direction at an interior angle of 90 deg. 45 min. a distance of 330 ft. to a point; thence in an Easterly direction a distance of 10 ft. to the aforesaid true point of beginning. Containing .075 acres more or less, lying in the NW 1/4 of the SE 1/4 of Section 21, Township 16 South, Range 8 East, Calhoun County, Alabama.